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                                                                    Exhibit 99.2
PROXY                                                                      PROXY

                              LIFEMARK CORPORATION

                     SPECIAL MEETING, FEBRUARY 8, 2001

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   Rhonda E. Brede and Richard C. Jelinek or either of them, each with full power of substitution, is hereby authorized to vote all shares of Common Stock of Lifemark Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Lifemark Corporation to be held on Thursday, February 8, 2001, and at any adjournment thereof, as indicated herein.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, BUT IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 10, 2000, BY AND AMONG UNITEDHEALTH GROUP INCORPORATED, LEO ACQUISITION CORP. AND LIFEMARK CORPORATION, AS AMENDED.

   PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                              LIFEMARK CORPORATION

       PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

The Board of Directors Recommends a Vote "FOR" the Merger Agreement.

1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 10, 2000, BY AND AMONG UNITEDHEALTH GROUP INCORPORATED, LEO ACQUISITION CORP. AND LIFEMARK CORPORATION, AS AMENDED.

                         FOR [ ]AGAINST [ ]ABSTAIN [ ]

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TRANSACT OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

DATED:      , 2001

SIGNATURE(S)

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PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S)
HEREIN. EXECUTORS, ADMINISTRATORS, TRUSTEES
AND OTHERS SIGNING IN A REPRESENTATIVE
CAPACITY SHOULD INDICATE THE CAPACITY IN
WHICH THEY SIGN. WHERE THERE IS MORE THAN ONE
OWNER, EACH SHOULD SIGN.